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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): May 16, 2001


                                AMTRAN, INC.
           (Exact name of registrant as specified in its charter)


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         Indiana                   000-21642                 35-1617970
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
     of incorporation)                                  Identification Number)

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                        7337 West Washington Street
                           Indianapolis, Indiana
                                   46231
            (Address of principal executive offices) (Zip code)


     Registrant's telephone number, including area code: (317) 247-4000

                                    N/A

       (Former name or former address, if changed since last report)


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ITEM 5.     OTHER EVENTS

     On May 16, 2001, Amtran, Inc., an Indiana corporation ("Amtran"), announced that its Board of Directors received a proposal from J. George Mikelsons to acquire all the outstanding shares of common stock of Amtran that he does not currently own for $21 per share in cash.

     On May 16, 2001, Amtran also announced that it entered into a Purchase and Voting Agreement with International Lease Finance Corporation ("ILFC").

     Attached hereto, and incorporated herein by reference in their entirety, as Exhibits 99.1 and 99.2, respectively, are copies of Amtran's press release, with a copy of the proposal letter attached thereto, and the Purchase and Voting Agreement with ILFC.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     99.1   Press Release of Amtran dated May 16, 2001.

     99.2 Purchase and Voting Agreement dated as of May 16, 2001 between Amtran and ILFC.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMTRAN, INC.


Date:  May 16, 2001                 By:  /s/ Kenneth K. Wolff
                                         -------------------------------------
                                         Name:  Kenneth K. Wolff
                                         Title: Executive Vice President & CFO


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                               EXHIBIT INDEX

Exhibit No.       Description of the Exhibit
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99.1              Press Release of Amtran dated May 16, 2001.

99.2 Purchase and Voting Agreement dated as of May 16, 2001 between Amtran and ILFC.


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